UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 14, 2013

DUNKIN’ BRANDS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35258	20-4145825
(Commission File Number)	(IRS Employer Identification Number)
130 Royall Street
Canton, Massachusetts 02021
(Address of registrant’s principal executive office)
(781) 737-3000
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On February 14, 2013, Dunkin’ Brands, Inc. (“DBI”), a wholly-owned subsidiary of Dunkin’ Brands Group, Inc. (the “Company”), entered into Amendment No. 4 (the “Amendment”) to its Credit Agreement dated as of November 23, 2010 as amended February 18, 2011, May 24, 2011 and August 9, 2012 among DBI, Dunkin’ Brands Holdings, Inc. (“Holdings”), each lender from time to time party thereto, Barclays Bank PLC, as Administrative Agent, Swing Line Lender, L/C Issuer and Collateral Agent and the other Agents named therein (each defined term as defined in the Credit Agreement) and Amendment No. 1 to the Guaranty, dated as of December 3, 2010, among Holdings, the other guarantors named therein and the Administrative Agent.
Pursuant to the Amendment, the interest rate margins for the term loans under the Credit Agreement were reduced from 2.00% to 1.75% for Base Rate Loans and from 3.00% to 2.75% for Eurodollar Rate Loans, subject to an interest rate floor of 1.00% for Eurodollar Rate Loans and the interest rate margins for revolving loans were reduced from 2.00% to 1.50% for Base Rate Loans and from 3.00% to 2.50% for Eurodollar Rate Loans, with no interest rate floor for Eurodollar Rate Loans. The Letter of Credit Fees were reduced from 3.00% to 2.50%. In addition, the Amendment extends the maturity of the term facility to February 14, 2020 and the revolving facility to February 14, 2018.
The Amendment provides that if, on or prior to August 14, 2013, DBI prepays any loans under the term loan facility in connection with certain repricing transactions, DBI must pay a prepayment premium of 1.00% of the aggregate principal amount of the loans so prepaid.
Certain of the Lenders and certain of their affiliates have performed investment banking, commercial lending and underwriting services for the Company, its subsidiaries and its respective affiliates, from time to time, for which they have received customary fees and expense. These parties may, from time to time, engage in transactions with, and perform services for the Company, its subsidiaries or its affiliates in the ordinary course of their business.
The foregoing description of the Amendment does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the full and complete terms of the Amendment that is attached hereto as Exhibit 10.1 to this Report and which is incorporated into this Item 1.01 by reference.

On February 14, 2013, the Company issued a press release announcing the above-referenced transaction. A copy of this press release is attached to this Report as Exhibit 99.1.
Item 7.01 Regulation FD Disclosure
In connection with the Amendment, the Company today upwardly revised its previously provided target for adjusted earnings per share for full year 2013 performance. The Company now expects its adjusted earnings per share to be in the range of $1.50 to $1.53, which would represent 17.2 to 19.5 percent growth over its $1.28 adjusted earnings per share in 2012.
The information contained in this Item is being furnished and shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

10.1
Amendment No. 4 to the Credit Agreement, dated as of February 14, 2013 by and among Dunkin’ Brands, Inc. Dunkin’ Brands Holdings, Inc., Barclays Bank PLC, as administrative agent and the other parties thereto and Amendment No. 1 to the Guaranty among Dunkin’ Brands Holdings, Inc., the other guarantors named therein and the Administrative Agent.

99.1	Press release of Dunkin’ Brands Group, Inc. dated February 14, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNKIN’ BRANDS GROUP, INC.

By:	/s/ Paul Carbone
Paul Carbone
Chief Financial Officer
Date: February 14, 2013